SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 3, 2002

Andersen Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-1460 (Commission File Number)	06-0659863 (IRS Employer Identification No.)

405 Park Avenue

Suite 1202

New York, New York 10022

(Address of Principal (Zip Code)

Executive Offices)

Registrant's telephone number, including area code (212) 826-8942

Item 5. Other Events and Regulation FD Disclosure

Andersen Group, Inc. (the "Company") has entered into an amendment of the Stock Subscription Agreement and other related agreements among itself, OAO Moscow Telecommunications Corporation ("ComCor") and Asinio Commercial Limited ("Asinio") to delete the pricing collar of $8 - $12 and to fix the number of shares the Company will issue to Asinio at 4,000,000 shares in exchange for Asinio's 50% interest in ZAO ComCor TV ("ComCor-TV").

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain sections of this 8-K contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the expectations or beliefs concerning future events of the Company and ComCor-TV.

Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "plans," "anticipates," "estimates," "expects" or similar expressions.

In addition, any statements concerning future financial performance, ongoing business strategies or prospects, and possible future actions, which may be provided by the Company or ComCor-TV's management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about ComCor-TV, economic and market factors and the industry in which ComCor-TV does business, among other things. These statements are not guarantees of future performance and neither the Company nor ComCor-TV undertakes any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause the Company's and ComCor-TV's actual performance and future events and actions to differ materially from such forward-looking statements, include, but are not limited to those discussed in the Company's Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Andersen Group, Inc.

(Registrant)

Date: September 4, 2002 /s/ Francis E. Baker

Name: Francis E. Baker

Title: Secretary